Exhibit 10.5

IMPORT SERVICE AGREEMENT

Party A:

Party B: ZHAO QING NENG CHENG IMPORT&EXPORT CO., LTD

Address:	NO.3 ROOM 3/F, NO.1 BUILDING (JING YI BUILDING),
GUANGHAI DONG ROAD, XINXU DASHA,
SIHUI GD. CHINA

After friendly negotiations between the Parties and according to the "Tentative Provisions on System of Foreign Trade Agency" promulgated by the former PRC Ministry of Economic and Trade, Party A and Party B have reached the following agreement:

1. Party A hereby appoints Party B as Party A's import agent to provide import agent services.

2. Party A shall provide to Party B such detailed documents as the bill of lading and list of Goods to be imported indicating the prices, quantity, specifications, purposes and additional documents as requested by the competent authorities on a case by case basis. Party A shall immediately after arrival of the Goods at the port provide the relevant documents to Party B. Party A shall instruct the exporter and ensure that the exporter issues a proper and complete set of customs clearance documents such as commercial invoices, packing lists, bills of lading (or airway bills, etc. to the effect that all documents are consistent with each other and that all documents are consistent with the conditions of the Goods. The customs clearance shall be made according to the facts. If it is found that the documents are not consistent with the Goods, Party A shall bear the relevant liabilities.

3. Party A shall be present at the inspection site designated by the customs authorities.

4. The Parties herewith agree that for the provision of the aforementioned Import Agent Services Party A shall pay Party B an import agency fee ("Agency Fees") for each import of Goods. The Agency Fee for each import shall be calculated as point three percent (0.3%) of the CIF price of the Goods to be imported. If the Agency Fee for a transaction is less than Renminbi five hundred (RMB 1000), it shall be set as Renminbi five hundred (RMB1000).

5. Miscellaneous Expenses incurred in the course of handling customs clearance for the imported Goods, including but not limited to fees and expenses for commodity inspection, health quarantine, quarantine for animals and plants, transportation and incidental expenses, fees and expenses incurred in the port area, the port supervision authority, insurance fees and banks charges ("Miscellaneous Fees") shall be borne by Party A, excepted such Miscellaneous Expenses  miscellaneous expenses incur as a result of Party B's intentional default or negligence. In the latter case, such Miscellaneous Fess shall be borne by Party B.

Exhibit 10.5 -- Page 1

6. Party B shall apply with designated banks for the conversion of foreign exchange within three (3) working days after Party B has received the equivalent Renminbi amount for the Goods in full from Party A. Party B shall not divert the funds of Party A for other purposes.  Party B shall pay to Party A the respective amount of foreign exchange according to the official exchange rate of the then current date of the bank. After receipt of the foreign exchange, Party A shall settle the payment with Party B according to the relevant vouchers for converting foreign exchange issued by the bank.

7. It is the Parties' understanding that Party B is an independent import agent of Party A. No employee of Party B shall be deemed to be an employee of Party A. Nothing contained in this Agreement shall be construed so as to create a partnership or joint venture; and neither Party hereto shall be liable for the debts or obligations of the other.  Party B shall bear no liability for the disputes arising between Party A and the actual users of the Goods with respect to the quality, quantity, specifications and delivery date of the Goods.

8. LIABILITIES FOR BREACH
If either Party to this Agreement fails to fulfill all or any obligation(s) under this Agreement or commits any other breach of this Agreement it shall be liable to the other Party for all direct losses or damages caused by such failure or breach. Any liability for indirect, consequential or incidental damages or losses caused by such failure or breach shall be excluded. Any other rights of the Party abiding the Agreement against the breaching Party under this Agreement and the PRC Contract Law shall not be affected.

9. FORCE MAJEURE
If an event of force majeure occurs, neither Party shall be responsible for any damage, increased costs or loss which the other Party may sustain by reason of such failure or delay of performance. The Party claiming force majeure shall take appropriate measures to minimize or remove the effect of force majeure and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the event of force majeure.

10. EFFECTIVENESS
This Agreement shall be written in English and Chinese in two (2) copies, each Party holding one (1) copy.  Both the English and Chinese versions are equally binding.  This Agreement shall be valid for 2 years from the effective date upon signature of both parties.

11. APPLICABLE LAW
The formation of this Agreement, its validity, termination, interpretation, execution and the settlement of any dispute arising thereunder shall be governed by the laws of the PRC.

12. DISPUTE SETTLEMENT
All disputes arising from the execution of, or in connection with this Agreement shall be settled through friendly consultations between the Parties. If no settlement can be reached through consultation within forty-five (45) days after either Party has given written notice to the other Party of the existence of a dispute under this article, the dispute shall be submitted to arbitration with the court at Party B's place according to its arbitration rules in force at that point of time.

Exhibit 10.5 -- Page 2

13. MISCELLANEOUS
Other agreements entered by the 2 parts in the cooperation is the definite party of this agreement since both parts' signature and share the same validity. To the extent permitted by PRC law, failure or delay on the part of any Party hereto to exercise a right under this Agreement and the annexes hereto shall not operate as a waiver thereof, nor shall any single or partial exercise of a right preclude any future exercise thereof.

Party A：

Date:

Signed at:

Representative:

Party B: Zhao Qing Neng Cheng Import &   Export Co., Ltd

Date:

Signed at:

Representative:

Exhibit 10.5 -- Page 3